UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported) March 14, 2006 (March 14, 2006 )

Cendant Corporation
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10308 (Commission File No.)	06-0918165 (I.R.S. Employer Identification Number)
9 West 57th Street New York, NY (Address of principal executive office)		10019 (Zip Code)

Registrant's telephone number, including area code (212) 413-1800

None
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Cendant Corporation anticipates that it will disclose to prospective lenders that its vehicle rental business is planning to issue an aggregate of approximately $1.0 billion of eight- and ten-year senior unsecured notes due 2014 and 2016, respectively. Cendant's vehicle rental business is also planning to arrange for a new $2.375 billion secured credit facility that is expected to consist of a $1.5 billion five-year revolving credit facility and an $875 million six-year term loan. These financings are planned for the second quarter of 2006. Cendant's vehicle rental business intends to initially receive approximately $1.875 billion of gross proceeds from these financings, which will be used principally to repay asset-backed vehicle indebtedness.

These financings are part of Cendant's previously announced plan to separate Cendant into four independent, publicly traded, pure-play companies — one each for Cendant’s real estate, travel distribution, hospitality and vehicle rental businesses.

The offering of the notes and the consummation of the credit facilities, including the terms thereof, are subject to market and other customary conditions. Therefore, no assurance can be given that these financings will be ultimately consummated as described or at all. These financings are not contingent upon the consummation of Cendant's planned separation transactions.

The notes will be offered in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended, and outside the United States pursuant to Regulation S under the Securities Act. The notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Forward-Looking Statements

Certain statements in this report constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements. The Company cannot provide any assurances that the separation or any of the proposed transactions related thereto will be completed, nor can it give assurances as to the terms on which such transactions will be consummated. The separation transactions are subject to certain conditions precedent, including final approval by the Board of Directors of Cendant.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this report include, but are not limited to: risks inherent in the contemplated separation and related transactions, including risks related to borrowings and costs related to the proposed transactions; increased demands on Cendant’s management teams as a result of the proposed transactions; changes in business, political and economic conditions in the U.S. and in other countries in which Cendant and its companies currently do business; changes in governmental regulations and policies and actions of regulatory bodies; changes in operating performance; and access to capital markets and changes in credit ratings, including those that may result from the proposed transactions. Other unknown or unpredictable factors also could have material adverse effects on Cendant’s and its companies’ performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this report may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this report. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward looking statements are specified in Cendant’s 10-K for the year ended December 31, 2005, including under headings such as “Forward-Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Except for the Company’s ongoing obligations to disclose material information under the federal securities laws, the Company undertakes no obligation to release any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENDANT CORPORATION
By:	/s/ David B. Wyshner
David B. Wyshner Executive Vice President and Treasurer

Date: March 14, 2006